Exhibit 99.1

LINN ENERGY ANNOUNCES RESULTS FOR THIRD QUARTER 2009

Houston, Texas, November 4, 2009 – LINN Energy, LLC (NASDAQ: LINE) announced today financial and operating results for the three months and nine months ended September 30, 2009, and its outlook for the remainder of the year.  The Company highlights the following significant achievements:

•	Average production at the high end of the Company’s guidance range of 217 million cubic feet of natural gas equivalent per day (MMcfe/d), compared to mid-point guidance of 212 MMcfe/d;

•	Lease operating expenses of $1.67 per thousand cubic feet of natural gas equivalent (Mcfe), compared to mid-point guidance of $1.69 per Mcfe;

•	Adjusted EBITDA of $142 million, compared to mid-point guidance of $136 million;

•	Distribution coverage ratio of 1.09x, compared to mid-point guidance of 1.01x;

•	Completion in October 2009 of a public equity offering for total net proceeds of $181 million;

•	Undrawn capacity of $595 million, including available cash, as of October 31, 2009, and no change to the Company’s previous $1.64 billion borrowing base; and

•	Closing of two asset acquisitions in the Permian Basin for a combined contract price of $118 million.

“We are very pleased with our third quarter results and our strategic entry into the Permian Basin, which we plan to develop into a core area for the Company,” said Michael C. Linn, Chairman and Chief Executive Officer.  “With the completion of our recent equity offering, we are well positioned to continue growing the Company by capitalizing on future accretive acquisition opportunities.”

Third Quarter 2009 Results (From Continuing Operations)

Average production was 217 MMcfe/d for the third quarter 2009, compared to 219 MMcfe/d for the second quarter 2009.  Oil, natural gas and natural gas liquids revenues for the third quarter 2009 were approximately $103 million and realized gains from hedge revenues were $97 million.  For the second quarter 2009, oil, natural gas and natural gas liquids revenues were approximately $92 million and realized gains from hedge revenues were $111 million.  Lease operating expenses for the third quarter 2009 were approximately $33 million, or $1.67 per Mcfe, which was consistent with the $33 million, or $1.67 per Mcfe, in the second quarter 2009.  Transportation expenses and production and ad valorem taxes increased during the third quarter 2009 to $12.3 million, or $0.62 per unit, compared to $10.4 million, or $0.53 per unit, during the second quarter 2009, due primarily to higher commodity prices.

LINN Energy’s distribution coverage ratio was 1.09x for the third quarter 2009, compared to mid-point guidance of 1.01x.  During the quarter, the Company generated adjusted EBITDA (a non-GAAP financial measure) of $142 million.  Adjusted EBITDA is the primary measure used by Company management to evaluate cash flow and the Company’s ability to sustain or increase distributions.  A reconciliation of adjusted EBITDA to net income is provided in this release (see Schedule 1).  The most significant reconciling items between net income and adjusted EBITDA are interest expense and noncash items, including the change in fair value of derivatives and depreciation, depletion and amortization.

The Company utilizes commodity hedging to capture cash flow margin and reduce cash flow volatility.  Due to the recent increase in commodity prices during the third quarter 2009, the Company reported a $14 million loss on oil and natural gas hedges, including a noncash loss of $156 million associated with the change in fair value of the

Company’s hedge positions.  Noncash gains or losses do not affect adjusted EBITDA, cash flow from operations or the Company’s ability to pay its cash distributions.

For the third quarter 2009, the Company reported a net loss of approximately $82 million, or $(0.69) per unit, which includes a noncash loss of $156 million, or $(1.30) per unit, from the change in fair value of hedges covering future production, a noncash loss of $15 million, or $(0.12) per unit, on interest rate hedges, and a realized gain of $45 million, or $0.37 per unit, from hedge cancellations.  Excluding these items, adjusted net income for the third quarter 2009 was $46 million, or $0.38 per unit.

Adjusted net income from continuing operations is a non-GAAP financial measure, and a reconciliation of adjusted net income from continuing operations to net income from continuing operations is provided in this release (see Schedule 2).  Adjusted net income is presented because the excluded items affect the comparability of operating results from period to period.

Operational Update

During the third quarter, the Company primarily focused on workover, recompletion and optimization projects.  In response to sustained low natural gas prices, 5 MMcfe/d of the Company’s Mid-Continent production remained shut-in and all Granite Wash completions continued to be deferred.  By year-end, the Company estimates it will have an additional 10 MMcfe/d of initial production potential from these deferred completions.  The Company anticipates limited drilling activities during the balance of the year and will continue to focus on low-cost, high-return oil projects, including workover, recompletion and optimization opportunities.

Equity Offering

In October, the Company completed a public equity offering for total gross proceeds of $189 million, issuing an aggregate of 8.625 million units.  Net proceeds of $181 million from this offering were used to reduce indebtedness under the Company’s credit facility.

Borrowing Base Redetermination

There was no change to the Company’s $1.64 billion borrowing base under its revolving credit facility as a result of the regular semi-annual redetermination process in October 2009.  As of October 31, 2009, the Company’s borrowing capacity, including available cash, was approximately $595 million.

Hedge Information

In July 2009, the Company capitalized on the value of its hedges in years 2012 through 2014 to raise the hedge prices on existing oil and natural gas hedges in 2010 and 2011, enhancing downside protection on existing hedged volumes.  At current production levels, the Company is approximately 100 percent hedged for fourth quarter 2009, 2010 and 2011 at currently attractive prices averaging $92.25 per Bbl for oil and $8.87 per MMBtu for natural gas.  Additionally, the Company is hedged on substantially all of its exposure to the Mid-Continent natural gas basis differential.  The Company has also hedged 100 percent of its interest rate risk with LIBOR swaps at a rate of 3.85 percent through 2013.  For more detailed information regarding the Company’s commodity hedge positions, please see Schedule 10 of this press release.

Permian Basin Acquisitions

In the third quarter, the Company closed two previously announced Permian Basin acquisitions for an aggregate contract price of $118 million, subject to closing conditions and purchase price adjustments.  These acquired properties, located in West Texas and New Mexico, have proved reserves of more than 12 million barrels of oil equivalent, which are approximately 86 percent oil and more than 58 percent proved developed.  These assets are currently producing approximately 1,350 barrels of oil equivalent per day, resulting in a reserve life index of more than 24 years, and offer approximately 180 proved infill development and low-risk optimization projects that the Company anticipates will create future growth opportunities.

Cash Distributions

On October 21, 2009, the Company’s Board of Directors declared a quarterly cash distribution of $0.63 per unit, or $2.52 per unit on an annualized basis, with respect to the third quarter 2009.  The distribution will be paid on November 13, 2009, to unitholders of record as of close of business on November 6, 2009.

Use of Non-GAAP Measures

Adjusted EBITDA from continuing operations, adjusted net income from continuing operations and combined revenues are non-GAAP financial measures that are reconciled to their most comparable GAAP financial measures in Schedules 1, 2 and 3 in this press release.

Conference Call

As previously announced, management will host a teleconference call on November 4, 2009, at 10 a.m. Central (11 a.m. Eastern), to discuss the Company’s third quarter 2009 results and its outlook for the remainder of the year.  Prepared remarks will be followed by a question and answer period.

Investors and analysts are invited to participate in the call by phone at (800) 573-4752 (Passcode: 27490141) or via the internet at www.linnenergy.com.  A replay of the call will be available on the Company's website or by phone at (888) 286-8010 (Passcode: 72719513) for a seven-day period following the call.

ABOUT LINN ENERGY

LINN Energy’s mission is to acquire, develop and maximize cash flow from a growing portfolio of long-life oil and natural gas assets.  LINN Energy is an independent oil and natural gas development company, with approximately 1.7 Tcfe of proved reserves in producing U.S. basins as of year-end 2008.  More information about LINN Energy is available at www.linnenergy.com.

Contacts:     Investors:
LINN Energy, LLC
Clay Jeansonne, Vice President – Investor Relations
281-840-4193

Media:
LINN Energy, LLC
Paula Beasley, Manager, Public Affairs & Communications
281-840-4183

This press release includes “forward-looking statements.”  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to forward-looking statements about acquisitions and the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, hedging activities, capital expenditure levels and other guidance included in this press release.  These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  These include risks relating to the Company’s financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, prices and demand for oil, natural gas and natural gas liquids, the ability to replace reserves and efficiently develop current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.  See “Risk Factors” in the Company’s Annual Report filed on Form 10-K and other public filings and press releases.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

The financial summary follows; all amounts within are unaudited.

Effective January 1, 2009, the Company adopted an accounting standard requiring the Company’s unvested restricted units to be included in the computation of earnings per unit under the two-class method.  The adoption required retrospective adjustment of all prior period earnings per unit data.  As such, earnings per unit data included in the following has been adjusted for all prior periods presented.

Schedule 1
LINN Energy, LLC
Explanation and Reconciliation of Adjusted EBITDA

Adjusted EBITDA

This press release includes the non-generally accepted accounting principle (“non-GAAP”) financial measure of adjusted EBITDA.  The accompanying schedules provide reconciliations of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”).  This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as net income, operating income or any other GAAP measure of liquidity or financial performance.

The Company defines adjusted EBITDA as income (loss) from continuing operations plus the following adjustments:

•	Net operating cash flow from acquisitions and divestitures, effective date through closing date;
•	Interest expense;
•	Depreciation, depletion and amortization;
•	Impairment of goodwill and long-lived assets;
•	Write-off of deferred financing fees and other;
•	(Gain) loss on sale of assets, net;
•	Unrealized (gain) loss on commodity derivatives;
•	Unrealized (gain) loss on interest rate derivatives;
•	Realized (gain) loss on interest rate derivatives;
•	Realized (gain) loss on canceled derivatives;
•	Unit-based compensation expenses;
•	Exploration costs; and
•	Income tax (benefit) expense.

Adjusted EBITDA is a significant non-GAAP performance metric used by Company management to indicate (prior to the establishment of any reserves by its Board of Directors) the cash distributions the Company expects to pay unitholders.  Specifically, this financial measure indicates to investors whether or not the Company is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates.  Adjusted EBITDA is also a quantitative metric used throughout the investment community with respect to publicly-traded partnerships and limited liability companies.

Schedule 1 – Continued
LINN Energy, LLC
Explanation and Reconciliation of Adjusted EBITDA

The following presents a reconciliation of income (loss) from continuing operations to adjusted EBITDA:

	Three Months Ended			Nine Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
	(in thousands)

Income (loss) from continuing operations	$(82,462)	$(268,701)	$921,943	$(229,876)	$(62,397)
Plus:
Net operating cash flow from acquisitions and divestitures, effective date through closing date (1)	3,593	—	(4,356)	3,593	4,308
Interest expense, cash	21,978	8,402	17,514	50,990	64,922
Interest expense, noncash	6,047	14,860	5,060	14,706	6,277
Depreciation, depletion and amortization	49,440	50,390	52,004	151,934	147,259
Write-off of deferred financing fees and other	—	204	3,351	204	6,728
(Gain) loss on sale of assets, net	2,361	60	—	(23,290)	—
Unrealized (gain) loss on commodity derivatives	156,054	343,919	(887,249)	462,727	150,133
Unrealized (gain) loss on interest rate derivatives	14,751	(22,535)	3,877	(6,327)	6,004
Realized loss on interest rate derivatives (2)	10,958	10,557	5,817	31,629	11,479
Realized (gain) loss on canceled derivatives	(44,780)	60	13,161	(48,977)	81,358
Unit-based compensation expenses	3,519	3,651	3,913	11,473	11,398
Exploration costs	861	2,199	268	4,625	2,949
Income tax expense	58	185	1,002	379	1,047
Adjusted EBITDA from continuing operations	$142,378	$143,251	$136,305	$423,790	$431,465

(1)	Includes net operating cash flow from acquisitions and divestitures through the date of this report.

(2)
During the first quarter of 2009, the Company revised its definition of adjusted EBITDA to include realized (gains) losses on interest rate derivatives in order to match the related interest expense.  All prior periods amounts have been reclassified to conform to current period presentation.  This reclassification had no effect on the Company’s reported net income.

Schedule 2
LINN Energy, LLC
Explanation and Reconciliation of Adjusted Net Income

Adjusted Net Income from Continuing Operations

Adjusted net income from continuing operations is a non-GAAP performance measure used by Company management to evaluate its operational performance from oil and gas properties, prior to derivative gains and losses, impairment of goodwill and long-lived assets and (gain) loss on sale of assets, net.  The following presents a reconciliation of income (loss) from continuing operations to adjusted net income from continuing operations:

	Three Months Ended			Nine Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
	(in thousands, except per unit amounts)

Income (loss) from continuing operations	$(82,462)	$(268,701)	$921,943	$(229,876)	$(62,397)
Plus:
Unrealized (gain) loss on commodity derivatives	156,054	343,919	(887,249)	462,727	150,133
Unrealized (gain) loss on interest rate derivatives	14,751	(22,535)	3,877	(6,327)	6,004
Realized (gain) loss on canceled derivatives	(44,780)	60	13,161	(48,977)	81,358
(Gain) loss on sale of assets, net	2,361	60	—	(23,290)	—
Adjusted net income from continuing operations	$45,924	$52,803	$51,732	$154,257	$175,098

Income (loss) from continuing operations per unit – basic	$(0.69)	$(2.31)	$8.01	$(1.97)	$(0.55)
Plus, per unit:
Unrealized (gain) loss on commodity derivatives	1.30	2.95	(7.70)	3.96	1.32
Unrealized (gain) loss on interest rate derivatives	0.12	(0.19)	0.03	(0.05)	0.05
Realized (gain) loss on canceled derivatives	(0.37)	—	0.11	(0.42)	0.71
(Gain) loss on sale of assets, net	0.02	—	—	(0.20)	—
Adjusted net income from continuing operations per unit – basic	$0.38	$0.45	$0.45	$1.32	$1.53

Schedule 3
LINN Energy, LLC
Explanation and Reconciliation of Combined Revenues

Combined Revenues

Combined revenues is a non-GAAP performance measure used by Company management to evaluate its performance.  Management believes that the presentation of combined revenues provides useful information to investors because it is used by investors and securities analysts in evaluating oil and gas companies.  This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as total revenues.  The following presents a reconciliation of revenues and other from continuing operations to combined revenues from continuing operations:

	Three Months Ended			Nine Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
	(in thousands)

Revenues and other from continuing operations	$90,425	$(139,045)	$1,091,660	$194,041	$391,050
Less:
Unrealized (gain) loss on oil and gas derivatives	156,054	343,919	(887,249)	462,727	150,133
Gas marketing revenues	(1,351)	(1,183)	(4,647)	(3,050)	(11,056)
Other revenues	(150)	(641)	(561)	(1,757)	(1,682)
Combined revenues from continuing operations	$244,978	$203,050	$199,203	$651,961	$528,445

Gain (loss) on oil and gas derivatives	$(14,065)	$(232,775)	$845,818	$(85,525)	$(293,780)
Less:
Unrealized (gain) loss on oil and gas derivatives	156,054	343,919	(887,249)	462,727	150,133
Realized (gain) loss on canceled oil and gas derivatives	(44,780)	—	13,161	(49,037)	81,358
Hedge revenues (losses)	$97,209	$111,144	$(28,270)	$328,165	$(62,289)

Schedule 4
LINN Energy, LLC
Condensed Consolidated Statements of Operations

	Three Months Ended			Nine Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
	(in thousands, except per unit amounts)
Revenues and other:
Oil, gas and natural gas liquid sales	$102,989	$91,906	$240,634	$274,759	$672,092
Gain (loss) on oil and gas derivatives	(14,065)	(232,775)	845,818	(85,525)	(293,780)
Gas marketing revenues	1,351	1,183	4,647	3,050	11,056
Other revenues	150	641	561	1,757	1,682
	90,425	(139,045)	1,091,660	194,041	391,050
Expenses:
Lease operating expenses	33,453	33,137	33,503	100,322	78,154
Transportation expenses	6,367	2,516	5,683	11,850	12,674
Gas marketing expenses	98	880	4,061	1,318	9,581
General and administrative expenses	19,655	20,291	18,692	63,247	55,788
Exploration costs	861	2,199	268	4,625	2,949
Bad debt expenses	500	—	1,436	500	1,436
Depreciation, depletion and amortization	49,440	50,390	52,004	151,934	147,259
Taxes, other than income taxes	5,965	7,882	17,242	21,414	47,843
(Gain) loss on sale of assets and other, net	1,999	(5)	—	(24,717)	—
	118,338	117,290	132,889	330,493	355,684
Other income and (expenses):
Interest expense, net of amounts capitalized	(28,025)	(23,262)	(22,574)	(65,696)	(71,199)
Gain (loss) on interest rate swaps	(25,709)	11,918	(9,694)	(25,362)	(17,483)
Other, net	(757)	(837)	(3,558)	(1,987)	(8,034)
	(54,491)	(12,181)	(35,826)	(93,045)	(96,716)
Income (loss) from continuing operations before income taxes	(82,404)	(268,516)	922,945	(229,497)	(61,350)
Income tax expense	(58)	(185)	(1,002)	(379)	(1,047)
Income (loss) from continuing operations	(82,462)	(268,701)	921,943	(229,876)	(62,397)

Discontinued operations:
Gain (loss) on sale of assets, net of taxes	—	330	162,442	(718)	161,120
Income (loss) from discontinued operations, net of taxes	(1,247)	(101)	(1,774)	(2,186)	12,387
	(1,247)	229	160,668	(2,904)	173,507
Net income (loss)	$(83,709)	$(268,472)	$1,082,611	$(232,780)	$111,110

Income (loss) per unit – continuing operations:
Units – basic	$(0.69)	$(2.31)	$8.01	$(1.97)	$(0.55)
Units – diluted	$(0.69)	$(2.31)	$8.01	$(1.97)	$(0.55)
Income (loss) per unit – discontinued operations:
Units – basic	$(0.01)	$0.01	$1.39	$(0.03)	$1.52
Units – diluted	$(0.01)	$0.01	$1.39	$(0.03)	$1.52
Net income (loss) per unit:
Units – basic	$(0.70)	$(2.30)	$9.40	$(2.00)	$0.97
Units – diluted	$(0.70)	$(2.30)	$9.40	$(2.00)	$0.97
Weighted average units outstanding:
Units – basic	119,792	116,497	114,321	116,610	114,111
Units – diluted	119,792	116,497	114,345	116,610	114,111

Distributions declared per unit	$0.63	$0.63	$0.63	$1.89	$1.89

Schedule 5
LINN Energy, LLC
Operating Statistics – Continuing Operations

	Three Months Ended			Nine Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Average daily production:
Gas (MMcf/d)	122	131	127	129	127
Oil (MBbls/d)	8.8	8.7	9.5	8.8	8.9
NGL (MBbls/d)	7.1	5.9	7.3	6.1	6.0
Total (MMcfe/d)	217	219	227	218	216

Weighted average prices (hedged): (1)
Gas (Mcf)	$8.38	$8.17	$8.05	$8.16	$8.75
Oil (Bbl)	$109.30	$113.68	$85.30	$113.69	$80.85
NGL (Bbl)	$27.06	$28.49	$65.56	$26.47	$67.34

Weighted average prices (unhedged): (2)
Gas (Mcf)	$3.14	$2.88	$8.63	$3.18	$8.78
Oil (Bbl)	$61.90	$53.10	$109.96	$49.68	$106.06
NGL (Bbl)	$27.06	$28.49	$65.56	$26.47	$67.34

Representative NYMEX oil and gas prices:
Gas (MMBtu)	$3.39	$3.51	$10.25	$3.93	$9.74
Oil (Bbl)	$68.86	$59.62	$117.98	$57.19	$113.29

Costs per Mcfe of production:
Lease operating expenses	$1.67	$1.67	$1.60	$1.69	$1.32
Transportation expenses	$0.32	$0.13	$0.27	$0.20	$0.21
General and administrative expenses (3)	$0.98	$1.02	$0.89	$1.06	$0.94
Depreciation, depletion and amortization	$2.47	$2.53	$2.49	$2.56	$2.49
Taxes, other than income taxes	$0.30	$0.40	$0.82	$0.36	$0.81

(1)
Includes the effect of realized gains (losses) on derivatives of $97.2 million (excluding $44.8 million realized net gains on canceled contracts), $111.1 million and $(28.2) million (excluding $13.2 million realized losses on canceled contracts) for the three months ended September 30, 2009, June 30, 2009, and September 30, 2008, respectively.  Includes the effect of realized gains (losses) on derivatives of $328.2 million (excluding $49.0 million realized net gains on canceled contracts) and $(62.2) million (excluding $81.4 million realized losses on canceled contracts) for the nine months ended September 30, 2009, and September 30, 2008, respectively.  The Company utilizes oil puts to hedge revenues associated with its NGL production; therefore, all realized gains (losses) on oil derivative contracts are included in weighted average oil prices, rather than weighted average NGL prices.

(2)	Does not include the effect of realized gains (losses) on derivatives.

(3)
General and administrative expenses for the three months ended September 30, 2009, June 30, 2009, and September 30, 2008, include approximately $3.4 million, $3.6 million and $3.9 million, respectively, of noncash unit-based compensation expenses.  Excluding these amounts, general and administrative expenses for the three months ended September 30, 2009, June 30, 2009, and September 30, 2008, were $0.81 per Mcfe, $0.84 per Mcfe and $0.71 per Mcfe, respectively.  General and administrative expenses for the nine months ended September 30, 2009, and September 30, 2008, includes approximately $11.2 million and $11.3 million, respectively, of noncash unit-based compensation expenses.  Excluding these amounts, general and administrative expenses for the nine months ended September 30, 2009, and September 30, 2008, were $0.88 for Mcfe and $0.75 per Mcfe, respectively.

Schedule 6
LINN Energy, LLC
Selected Balance Sheet Data

	September 30, 2009	December 31, 2008
	(in thousands)
Assets
Total current assets	$422,277	$563,931
Oil and gas properties, net	3,643,637	3,552,378
Other property and equipment, net	95,440	98,288
Other noncurrent assets, net	277,809	507,423
Total assets	$4,439,163	$4,722,020

Liabilities and Unitholders’ Capital
Total current liabilities	$205,612	$237,830
Credit facility	1,251,000	1,403,393
Senior notes, net	488,492	250,175
Other noncurrent liabilities	80,558	69,936
Total liabilities	2,025,662	1,961,334
Unitholders’ capital	2,413,501	2,760,686
Total liabilities and unitholders’ capital	$4,439,163	$4,722,020

Schedule 7
LINN Energy, LLC
Selected Cash Flow Data

	Nine Months Ended September 30,
	2009	2008
	(in thousands)

Net cash provided by operating activities (1)	$330,124	$42,788
Net cash used in investing activities	(247,993)	(84,105)
Net cash provided by (used in) financing activities	(100,204)	87,145
Net increase (decrease) in cash and cash equivalents	(18,073)	45,828

Cash and cash equivalents:
Beginning	28,668	1,441
Ending	$10,595	$47,269

(1)	The nine months ended September 30, 2009, and September 30, 2008, include premiums paid for derivatives of approximately $93.6 million and $129.5 million, respectively.

Schedule 8
LINN Energy, LLC
Guidance Table

Q4 2009E	FY 2009E

Net Production and Other Revenues:
Gas (MMcf/d)	111	-	117	124	-	126
Oil (Bbls/d)	9,375	-	9,840	8,920	-	9,045
NGL (Bbls/d)	6,230	-	6,530	6,095	-	6,180
Total (MMcfe/d)	205	-	215	214	-	217

Other revenues, net (in thousands) (1)	$400	-	$600	$3,750	-	$4,250

Costs (in thousands):
Lease operating expenses	$32,000	-	$35,000	$132,000	-	$135,000
Transportation expenses	2,500	-	3,500	14,500	-	15,500
Taxes, other than income taxes	7,500	-	9,500	29,000	-	31,000
Total	$42,000	-	$48,000	$175,500	-	$181,500

General and administrative expenses – non-GAAP (2)	$16,000	-	$18,000	$68,000	-	$70,000

Depreciation, depletion and amortization	$50,000	-	$56,000	$202,000	-	$208,000

Costs per Mcfe (Mid-Point):
Lease operating expenses	$1.73		$1.70
Transportation expenses	0.16		0.19
Taxes, other than income taxes	0.44		0.38
Total	$2.33		$2.27

General and administrative expenses – non-GAAP (2)	$0.88		$0.88

Depreciation, depletion and amortization	$2.74		$2.61

Targets (Mid-Point) (in thousands):
Adjusted EBITDA (3)	$139,250		$563,000
Interest expense (4)	(33,500)		(121,000)
Maintenance capital expenditures	(24,250)		(97,000)
Distributable cash flow	$81,500		$345,000

Distributable cash flow per unit (5)	$0.63		$2.85
Distribution per unit (5) (6)	$0.63		$2.52
Distribution coverage ratio (5) (6)	1.00	x	1.13	x

Adjusted net income per unit (5) (7) (8)	$0.30		$1.62

Weighted Average NYMEX Differentials:
Gas (MMBtu)	$(0.90)	-	$(0.60)	$(0.90)	-	$(0.60)
Oil (Bbl)	$(7.00)	-	$(4.00)	$(8.00)	-	$(5.00)
NGL realization on crude oil price	50%	-	55%	45%	-	50%

Unhedged Commodity Price Assumptions:	October	November	December	Q4 Average
Gas (MMBtu)	$3.72	$4.29	$4.50	$4.17
Oil (Bbl)	$75.82	$75.00	$75.00	$75.27

Notes to Guidance Table:

(1)	Includes other revenues and margin on natural gas marketing activities.

(2)	Excludes unit-based compensation, which represents a noncash charge based on equity-related compensation.

(3)	Includes effects of the Company’s hedge positions, cash flow adjustments from acquisition and divestiture activities and other expenses.

Schedule 8 – Continued
LINN Energy, LLC
Guidance Table

(4)
Includes cash payments for interest, accrued interest on the Company’s senior notes and the effects of interest rate swaps.  Excludes the noncash amortization of deferred financing fees of approximately $4.7 million in Q4 2009.  Amortization of deferred financing fees is included in interest expense on the statements of operations.

(5)	Assumes 129.9 million units outstanding in Q4 2009 and 121.0 million units outstanding for full year 2009.

(6)	Based on current quarterly distribution of $0.63 per unit, or $2.52 per unit on an annualized basis.

(7)
Excludes unrealized (gains) losses on commodity and interest rate derivatives, realized (gain) loss on canceled derivatives and (gain) loss on sale of assets and includes unit-based compensation and exploration costs.

(8)	Includes noncash amortization of deferred financing fees of approximately $4.7 million in Q4 2009.

Schedule 9
LINN Energy, LLC
Guidance Table – Commodity Hedge Summary

Q4 2009E	FY 2009E

Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMMBtu)	9,896	39,586
Average Price ($/MMBtu)	$8.53	$8.53
Puts:
Hedged Volume (MMMBtu)	1,740	6,960
Average Price ($/MMBtu)	$7.50	$7.50
PEPL Puts: (1)
Hedged Volume (MMMBtu)	1,334	5,334
Average Price ($/MMBtu)	$7.85	$7.85
Total:
Hedged Volume (MMMBtu)	12,970	51,880
Average Price ($/MMBtu)	$8.32	$8.32

Oil Positions:
Fixed Price Swaps:
Hedged Volume (MBbls)	609	2,437
Average Price ($/Bbl)	$90.00	$90.00
Puts: (2)
Hedged Volume (MBbls)	461	1,843
Average Price ($/Bbl)	$120.00	$120.00
Collars:
Hedged Volume (MBbls)	62	250
Average Floor Price ($/Bbl)	$90.00	$90.00
Average Ceiling Price ($/Bbl)	$114.25	$114.25
Total:
Hedged Volume (MBbls)	1,132	4,530
Average Price ($/Bbl)	$102.21	$102.21

Gas Basis Differential Positions:
PEPL Basis Swaps: (3)
Hedged Volume (MMMBtu)	11,729	46,916
Average Price ($/MMBtu)	$(0.97)	$(0.97)

Notes to Commodity Hedge Summary:

Includes positions covering production for all months within periods specified.

(1)	Settle on the PEPL spot price of gas to hedge basis differential associated with gas production in the Mid-Continent Deep and Mid-Continent Shallow regions.

(2)	The Company uses oil puts to hedge oil production and NGL revenues.

(3)	Represents a swap of the basis between NYMEX and PEPL spot price of gas for the volumes hedged.

Schedule 10
LINN Energy, LLC
Commodity Hedge Portfolio

The following table summarizes open positions as of September 30, 2009, and represents, as of such date, derivatives in place through December 31, 2013, on annual production volumes:

	Year 2009	Year 2010	Year 2011	Year 2012	Year 2013
Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMMBtu)	9,896	39,566	31,901	—	—
Average Price ($/MMBtu)	$8.53	$8.90	$9.50	$—	$—
Puts:
Hedged Volume (MMMBtu)	1,740	6,960	6,960	—	—
Average Price ($/MMBtu)	$7.50	$8.50	$9.50	$—	$—
PEPL Puts: (1)
Hedged Volume (MMMBtu)	1,334	10,634	13,259	—	—
Average Price ($/MMBtu)	$7.85	$7.85	$8.50	$—	$—
Total:
Hedged Volume (MMMBtu)	12,970	57,160	52,120	—	—
Average Price ($/MMBtu)	$8.32	$8.66	$9.25	$—	$—

Oil Positions:
Fixed Price Swaps:
Hedged Volume (MBbls)	609	2,150	2,073	—	—
Average Price ($/Bbl)	$90.00	$90.00	$90.00	$—	$—
Puts: (2)
Hedged Volume (MBbls)	461	2,250	2,352	—	—
Average Price ($/Bbl)	$120.00	$110.00	$75.00	$—	$—
Collars:
Hedged Volume (MBbls)	62	250	276	—	—
Average Floor Price ($/Bbl)	$90.00	$90.00	$90.00	$—	$—
Average Ceiling Price ($/Bbl)	$114.25	$112.00	$112.25	$—	$—
Total:
Hedged Volume (MBbls)	1,132	4,650	4,701	—	—
Average Price ($/Bbl)	$102.21	$99.68	$82.50	$—	$—

Gas Basis Differential Positions:
PEPL Basis Swaps: (3)
Hedged Volume (MMMBtu)	11,729	43,166	35,541	34,066	31,700
Hedged Differential ($/MMBtu)	$(0.97)	$(0.97)	$(0.96)	$(0.95)	$(1.01)

Notes to Commodity Hedge Portfolio:

(1)	Settle on the PEPL spot price of gas to hedge basis differential associated with gas production in the Mid-Continent Deep and Mid-Continent Shallow regions.

(2)	The Company utilizes oil puts to hedge revenues associated with its NGL production.

(3)	Represents a swap of the basis between NYMEX and PEPL spot price of gas for the volumes hedged.